UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2011 (March 1, 2011)
Date of Report (Date of earliest event reported)

DE ACQUISITION 3, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53926	27-2205684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o New Asia Partners LLC
100 South Fifth Street, 19th Floor
Minneapolis, MN 55402
 (Address of Principal Executive offices)(Zip Code)

(612) 605 6190
(Registrant's telephone number including area code)

6046 FM 2920, Suite 619, Spring, Texas 77379
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

On March 1, 2011, DE Acquisition 3, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among New Asia Partners LLC (“NAP”) and those certain other purchaser signatories thereto (the “Purchasers”) pursuant to which the Company issued and sold an aggregate of 5,000,000 shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company for an aggregate purchase price equal to $37,500 (the “Purchase Price”).

In addition to the closing of the transactions contemplated by the Purchase Agreement, the Company repurchased an aggregate of 10,000 shares of the Common Stock of the Company from Ruth Shepley, the Company’s sole officer and director at the time, for an aggregate repurchase price equal to $37,500, pursuant to the terms and conditions of a repurchase agreement, dated March 1, 2011 (the “Repurchase Agreement”).

As a result of the transactions contemplated by the Purchase Agreement and Repurchase Agreement the Company experienced a change in control of the Company as described in further detail in Item 5.01 herein.

Item 3.02 Unregistered Sales of Equity Securities

The information described in Item 1.01 above with respect to the Purchase Agreement is incorporated herein by this reference. No brokers or finders were used and no commissions or other fees have been paid by the Company in connection with the sale of securities.  The sale of stock was made in reliance upon the exemption from registration promulgated by Section 4(2) under the Securities Act of 1933, as amended.

The description of the Purchase Agreement and Repurchase Agreement in Item 1.01 herein is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Purchase Agreement and Repurchase Agreement filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K.

Item 5.01 Change in Control of Registrant

The consummation of the transactions pursuant to the terms and conditions of the Repurchase Agreement and Purchase Agreement resulted in a change in control of the Company on March 1, 2011.

In connection with the Purchase Agreement, Ruth Shepley, the Company’s sole officer and director prior to the Closing Date appointed Dennis Nguyen to serve as the President and Treasurer and Todd Vollmers to serve as the Vice President and Secretary of the Company, effective upon Ms. Shepley’s resignation from all officer positions held with the Company immediately after the consummation of the transactions contemplated by the Purchase Agreement.  Additionally, Ms. Shepley appointed Mr. Nguyen to serve as the sole director of the Company effective immediately upon Ms. Shepley’s resignation as director, such resignation to be effective ten days following the filing of the Company’s Schedule 14f-1 with the Securities and Exchange Commission on March 1, 2011 (the “Effective Date”).  Mr. Nguyen is the Chairman of NAP, with voting and investment control over approximately 90% of the shares of Common Stock owned by NAP and therefore may be deemed to beneficially own 3,892,500 of the NAP Shares, representing 77.85% of the issued and outstanding Common Stock of the Company as of the closing of the transactions contemplated by the Purchase Agreement and Repurchase Agreement. Mr. Vollmers serves as General Counsel to NAP with voting and investment control over approximately 10% of the shares of Common Stock owned of record by NAP and therefore, may be deemed to beneficially own 432,500 of the NAP shares, representing 8.65% of the issued and outstanding shares of Common Stock of the Company as of the closing of the transactions contemplated by the Purchase Agreement and Repurchase Agreement.

The descriptions of the Purchase Agreement and Repurchase Agreement herein are intended to be a summary only and are qualified in its entirety by the terms and conditions of the Purchase Agreement and Repurchase Agreement filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2011 (the “Closing Date”), we experienced a change in our board of directors and management pursuant to the terms and conditions of the Purchase Agreement. Pursuant to the Purchase Agreement, Ruth Shepley, the Company’s sole officer and director prior to the Closing Date appointed Dennis Nguyen to serve as the President and Treasurer and Todd Vollmers to serve as the Vice President and Secretary of the Company, effective upon Ms. Shepley’s resignation from all officer positions held with the Company immediately after the consummation of the transactions contemplated by the Purchase Agreement.  Additionally, Ms. Shepley appointed Mr. Nguyen to serve as the sole director of the Company effective immediately upon Ms. Shepley’s resignation as director, such resignation to be effective ten days following the filing of the Company’s Schedule 14f-1 with the Securities and Exchange Commission on March 1, 2011.

Because of the change in the composition of our board of directors and the sale of securities pursuant to the Purchase Agreement, there was a change of control of our Company on March 1, 2011.

            The biographies of our new officers and directors are as follows:

Dennis Nguyen, 41, the President, Secretary and sole director of the Company as of the Effective Date. currently serves as Chairman of NAP, a private equity group that provides financial, strategic and operational guidance to small to medium sized enterprises based in the People’s Republic of China (“China”). NAP is dedicated to working with Chinese enterprises in the health sciences, consumer/retail, and energy/environmental sectors in order to help them sustain high growth rates and list on the international capital markets. Prior to NAP, which was founded in April 2010, beginning in 2002 Mr. Nguyen served in the same capacity as Chairman of its predecessor entity, the New Asia Partners Group. From July 2006 through December 2008, Mr. Nguyen served as a director of Wuyi International Pharmaceutical Company Limited, a Fujian-based pharmaceutical manufacturer listed on the Hong Kong Stock Exchange (code: 1889.HK). From May 2005 through May 2006, he served as a director of Sino-Environment Technology Group Limited, a Fujian-based environmental waste management solutions provider listed on the Singapore Stock Exchange (code: Y62.SI). From December 2005 through June 2008, Mr. Nguyen served as Vice Chairman of China Huiyin, a Jiangsu-based household appliance retail chain (predecessor company of Huiyin Appliances, a company listed on the Hong Kong Stock Exchange (code 1280.HK)).

Todd R. Vollmers, 43, the Vice President and Secretary of the Company, has served as General Counsel for NAP since December of 2009, and is responsible for managing legal issues and coordinating legal work for the Company in the U.S. and China.  From September 2007 through December 2009, Mr. Vollmers served as the President and Chief Manager of Vollmers Properties, LLC, during which time he built and managed a portfolio of investment real estate worth over $1,000,000.  From January 2006 through August 2007, Mr. Vollmers served as a Senior Administrative Officer with the Minnesota Department of Commerce, responsible for various projects for the Commerce Commissioner, particularly in the areas of the department’s regulatory oversight of the insurance and real estate industries, and was selected to direct healthcare reform efforts for the Governor’s Health Cabinet on methods to reduce healthcare costs through administrative uniformity and simplification. During the 2004 presidential campaign, from April 2004 to September 2004, Mr. Vollmers worked as paid staff for Bush-Cheney ’04, Inc., and then from September 2004 to November 2004, for the Republican National Committee as the Election Day Coordinator for Minnesota, recruiting, training, and assigning lawyers to observe voting and compliance with Minnesota election law.  From July 2001 to April 2004, Mr. Vollmers was an attorney in the Office of General Counsel, U.S. Department of Commerce, where he provided legal advice to client agencies within the International Trade Administration, and assisted U.S. companies with problems involving foreign trade compliance under applicable trade agreements related to trade in goods, trade in services, and other issues, through the interagency process and discussions with foreign governments.

Item 9.01     EXHIBITS

         (c) Exhibits

10.1	Securities Purchase Agreement, dated March 1, 2011
10.2	Repurchase Agreement, dated March 1, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2011	DE ACQUISITION 3, INC.

/s/ Dennis Nguyen
Dennis Nguyen, President